UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No)

608 South Main Street, Stillwater, Oklahoma    74074

                       (Address of Principal Executive Offices)                 (Zip Code)

Registrant’s telephone number, including area code: (405) 372-2230

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

The Office of the Comptroller of the Currency (“OCC”) has notified Stillwater National Bank and Trust Company (“Stillwater National”), the principal bank subsidiary of the Registrant, that, effective May 17, 2012, it is no longer subject to the written formal agreement (the “Agreement”) entered into on January 27, 2010. The Agreement primarily related to levels of commercial real estate lending and problem assets, and included a requirement for Stillwater National to submit written plans to the OCC and to take required actions related to improving credit risk management. In addition, the Agreement required submission of a three-year capital plan and required Stillwater National to obtain OCC approval before increasing its use of brokered deposits or declaring dividends.

Further, the OCC has notified Stillwater National that, effective May 17, 2012, it is no longer subject to the informal Individual Minimum Capital agreement entered into on January 27, 2010, which required Stillwater National to maintain a ratio of total capital to risk weighted assets of at least 12.5% and a Tier 1 leverage ratio of at least 8.5%. At March 31, 2012, Stillwater National had a total risk based capital ratio of 20.16% and a leverage ratio of 14.32%, both in excess of the minimum levels, and remained well capitalized for regulatory purposes. The general regulatory minimums to be well-capitalized are a total risk based capital ratio of 10.00%, a Tier 1 risk based capital ratio of 6.00%, and a leverage ratio of 5.00%.

Rick Green, President and Chief Executive Officer stated, “We are pleased to have earned the termination of both the formal and informal OCC agreements. This action reflects the commitment of our officers and employees and the improvements in risk management that have been implemented.”

Like all national banks, Stillwater National remains subject to legal and regulatory limitations on the amount of dividends that it may pay without prior approval of the OCC. Under these regulations, the total amount of dividends that may be paid in any calendar year by Stillwater National to Southwest without OCC approval is limited to the current year’s net profits, combined with the retained net profits of the preceding two years. Losses experienced in 2011, primarily attributable to the fourth quarter sale of approximately $300 million in loans and other real estate, will impact Stillwater National’s ability to pay dividends without prior approval. Southwest’s informal commitments to the Federal Reserve Bank of Kansas City (the “Federal Reserve”) made in 2009, continue in effect. These include providing prior notice to the Federal Reserve of planned dividends to securities holders and planned receipt of dividends from its banking subsidiaries.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Laura Robertson, Executive Vice President and Chief Financial Officer of Southwest Bancorp, Inc. (“Southwest”), submitted her resignation on May 22, 2012, effective June 29, 2012. Ms. Robertson stated, “I value the career opportunities I have had with Southwest. I know that the experiences I had here have enabled me to become a better professional and I will always have a deep appreciation for Southwest and its people.”

Rick Green, President and Chief Executive Officer, stated, “We greatly appreciate Ms. Robertson’s leadership over the past 18 months. She assumed the position of Chief Financial Officer at a very difficult time for Southwest, and her dedication and guidance have been invaluable. We wish her well in her future endeavors.”

Southwest is pleased to announce the appointment of Randy R. Waldrup as Interim Chief Financial Officer. Mr. Waldrup, age 56, is joining Southwest on June 4, 2012 as Executive Vice President and Interim CFO. He has 32 years of banking experience at three financial institutions, and served as CFO in his prior two positions. Prior to joining Southwest, he served as Senior Vice President and Chief Financial Officer of Bank of Commerce, Chelsea, Oklahoma which he joined in 2005. Mr. Waldrup, a certified public accountant, earned his bachelor’s degree in Business Administration from Oklahoma Christian College and his MBA from Central State University.

Priscilla Barnes, Senior Executive Vice President and Chief Operating Officer, stated, “We are very pleased that Mr. Waldrup has agreed to join our Company and accept this challenge. We believe the experience and stability he brings will serve Southwest well and we look forward to his tenure. We are also appreciative that Ms. Robertson has graciously agreed to assist during the transition period.”

Item 8.01.	Other Events

Southwest Bancorp, Inc., (NASDAQ Global Select Market–OKSB, OKSBP), (“Southwest” or the “Company”), parent bank holding company of Stillwater National Bank and Trust Company and Bank of Kansas, is pleased to announce that it plans to resume payment of dividends on its Series B Preferred Securities (“Series B Securities”) and its three issues of trust preferred securities. Southwest also intends to pay all dividends on these securities that have been deferred.

Rick Green, President, Chief Executive Officer, and Vice Chairman stated, “Southwest is pleased to have the ability to pay preferred dividends again and to bring current all dividend payments on our preferred securities. This news follows a profitable first quarter 2012 and demonstrates the progress Southwest has made since preferred dividend deferrals began in August 2011.”

Payments of dividends will be made according to the payment schedules of the securities, and are expected to be completed in July. Deferred preferred dividends on the Debentures and the Series B Preferred totaled $7.4 million at March 31, 2012. Southwest has accrued the deferred dividends, so that payments of them will have a minimal effect on earnings and capital. The Series B Securities were issued by Southwest to the U.S. Treasury under the Troubled Asset Relief Program, or “TARP.”

Caution About Forward-Looking Statements

We make forward-looking statements in this news release that are subject to risks and uncertainties. We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include, among others:

•	Statements of Southwest’s goals, intentions, and expectations;

•	Expectations regarding our future financial performance and the financial performance of our operating segments;

•	Expectations regarding regulatory actions; and

•	Statements of our ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate our future results. For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” contained in Southwest’s reports to the Securities and Exchange Commission.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend to, and undertake no obligation to, update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORP, INC.

By:	/s/ Rick Green
Rick Green
President and Chief Executive Officer

Dated: May 24, 2012